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                                                                     EXHIBIT l.3

                 [VENABLE, BAETJER and HOWARD, LLP LETTERHEAD]

                                 March 9, 2001


Nuveen Maryland Dividend
Advantage Municipal Fund
333 West Wacker Drive
Chicago, IL 60606

     Re: 1,280 Municipal Auction Rate Cumulative Preferred Shares, Series M, liquidation preference of $25,000 per share (the Series M Shares)


Ladies and Gentlemen:

     We have acted as special Maryland counsel for Nuveen Maryland Dividend Advantage Municipal Fund in connection with the issuance of its Series M Shares.

     We consent to the filing of our opinion dated the date hereof and addressed to Salomon Smith Barney, Inc. as representatives of the underwriters of the Series M Shares, as an exhibit to the Registration Statement on Form N-2 (1933 Act File No. 333-55636 and 1940 Act File No. 811-09471) and to the use of our name under the captions "Tax Matters--Maryland Tax Matters" and "Legal Opinions" in the Prospectus included therein.



                                            Very truly yours

                                            /s/ VENABLE, BAETJER and HOWARD, LLP